Exhibit 3.(i).4


            MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
             CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received                              (FOR BUREAU USE ONLY)
                              This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

                                                   FILED

                                                APR 28 1999

                                               Administrator
                                            CORP., SECURITIES &
                                             LAND DEV. BUREAU

Name
Sherry L. Abbott

Address
405 Water Street

City           State          Zip Code
Port Huron     Michigan       48060
                                                     Effective Date:
Document will be returned to the name
and address you enter above.  If left
blank document will be mailed to the
registered office.




          CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
            For use by Domestic Profit and Nonprofit Corporations
         (Please read information and instructions on the last page)




     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:


1.   The present name of the corporation is:    SEMCO Energy, Inc.


2.   The identification number assigned by the Bureau is:  065-723

3. Article III, Section 1 of the Articles of Incorporation is hereby amended to read as follows:

          The total authorized capital stock consists of

          (a) 500,000 shares Cumulative Preferred Stock of the par value of $1 per share, issuable in series as hereinafter provided, designated "Cumulative Preferred Stock, $1 Par Value",

          (b) 3,000,000 shares of Preference Stock designated "Preference Stock, $1 Par Value", and

          (c) 40,000,000 shares of stock of the par value of $1 per share, designated "Common Stock, $1 Par Value."


COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

     The foregoing amendment to the Articles of Incorporation was duly adopted on the ______ day of _____________, 19____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

               Signed this _____ day of ___________, 19___


     __________________________________     _________________________________
               (Signature)                             (Signature)

     __________________________________     _________________________________
          (Type or Print Name)                    (Type or Print Name)

     __________________________________     _________________________________
               (Signature)                             (Signature)

     __________________________________     _________________________________
          (Type or Print Name)                    (Type or Print Name)

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

     The foregoing amendment to the Articles of Incorporation was duly adopted on the 20th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

     [X] at a meeting the necessary votes were cast in favor of the amendment.

     [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

     [ ] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

     [ ]  by the board of a profit corporation pursuant to section 611(2).


     Profit Corporations                        Nonprofit Corporations

Signed this 21st day of                    Signed this _____ day of
April, 1999                                ___________, 19_____

By /s/William L. Johnson                   By _______________________________
   (Signature of an authorized                (Signature of President,
   officer or agent)                          Vice-President, Chairperson
                                              or Vice-Chairperson)
William L. Johnson, Chairman,
President and Chief Executive Officer      __________________________________
     (Type or Print Name)                  (Type or            (Type or
                                           Print Name)         Print Title)